EFP             ELDREDGE, FOX & PORRETTI, LLP
                CERTIFIED PUBLIC ACCOUNTANTS -- BUSINESS CONSULTANTS
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                            135 Corporate Woods, Suite 300, Rochester, NY 14623,
                                                    (716) 427-8900, Fax 426-8947
            25 North Street, Canandaigua, NY 14424, (716) 398-2880, Fax 394-7513
                  Other Offices: Geneva, Webster, Brockport, Penn Yan, Rochester







                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


As independent public accountants, we hereby consent to the use of our report and all references to our Firm, included in or made a part of this Form N-1A Registration Statement Under the Securities Act of 1933 Post-Effective Amendment No. 9/Registration Statement Under the Investment Act of 1940 Amendment No. 10 of The Canandaigua Funds.



                                               /S/ ELDREDGE, FOX & PORRETTI, LLP
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Canandaigua, New York
April 27, 2000